EXHIBIT 21.1
Rexnord Corporation
List of Subsidiaries

Name	Place of Incorporation
Cambridge International, Inc.	Delaware
Chase Acquisition I, Inc.	Delaware
Merit Gear LLC	Delaware
RBS Global, Inc	Delaware
Rexnord LLC	Delaware
The Falk Service Corporation	Delaware
Precision Gear LLC	Delaware
PT Components, Inc.	Delaware
RBS Acquisition Corporation	Delaware
RBS China Holdings, L.L.C.	Delaware
Rexnord Funding, LLC	Delaware
Rexnord Industries, LLC	Delaware
Rexnord International Inc.	Delaware
Rexnord-Zurn Holdings, Inc.	Delaware
OEI, Inc.	Delaware
OEP, Inc.	Delaware
Krikles, Inc.	Delaware
World Dryer Corporation	Delaware
World Dyer China, LLC	Delaware
Zurco, Inc.	Delaware
Zurn International, Inc.	Delaware
Zurn Industries, LLC	Delaware
Zurn PEX, Inc.	Delaware
American Dryer, LLC	Illinois
CENTA Corp.	Illinois
Latitude 23 Sul, LLC	Maryland
Fontaine USA Inc.	New Hampshire
Cline Acquisition Corp.	North Carolina
Green Turtle Americas, LTD	North Carolina
InsureRXN, Inc.	Vermont
Autogard Asia Pacific Pty	Australia
CENTA Transmissions Pty Ltd. (70%)	Australia
Falk Australia Pty Ltd.	Australia
Zurn Australia Pty Ltd.	Australia
Rexnord Australia Pty Ltd.	Australia
Rexnord NV	Belgium
Cambridge do Brasil Industria e Comercio Ltda	Brazil
Rexnord Brasil Sistemas de Transmissao e Movimentacao Ltda	Brazil
Rexnord do Brasil Industrial Ltda	Brazil
Filamat Composites Inc.	Canada
Rexnord Canada Ltd.	Canada
Zurn Industries Limited	Canada
Rexnord Chile Commercial Limitada	Chile
CENTA MP Shanghai Co. Ltd.(95%)	China
Changzhou Rexnord Transmission Co. Ltd.	China
Falk Shanghai Co., Ltd.	China

Rexnord Conveyor Products (Wuxi) Co. Ltd.	China
Rexnord Industries Enterprise Management (Shanghai) Co. Ltd.	China
Rexnord Power Transmission Products (Taicing) Co. Ltd.	China
CENTA Transmissioner A/S	Denmark
Rexnord France Holdings SAS	France
eEKO GmbH (50%)	Germany
Centa-Antriebe Kirschey GmbH	Germany
Rexnord GmbH	Germany
Rexnord Germany PT GmbH	Germany
Rexnord Kette GmbH	Germany
Rexnord M.C.C. Deutschland Kette GmbH	Germany
CENTA MP Co. Ltd. (95%)	Hong Kong
Rexnord Hong Kong Holdings Ltd.	Hong Kong
Euroflex Transmissions (India) Private Ltd.	India
CENTA Transmissioni S.r.l.	Italy
Rexnord FlatTop Europe Srl	Italy
Rexnord Tollok Srl	Italy
Cambridge Internacional S.A. de C.V.	Mexico
Cambridge Engineered Solutions, S.A. de C.V.	Mexico
Mecánica Falk S.A. de C.V.	Mexico
Rexnord Monterrey S. de R.L. de C.V.	Mexico
Rexnord Finance BV	Netherlands
Rexnord FlatTop Europe BV	Netherlands
Rexnord FlatTop Holdings B.V.	Netherlands
Rexnord I.H. B.V.	Netherlands
Rexnord Dutch One C.V.	Netherlands
Rexnord Dutch Two C.V.	Netherlands
CENTA transmisjoner a.s.	Norway
3299461 Nova Scotia ULC	Nova Scotia
CENTA Transm. Far East Pte Ltd. (70%)	Singapore
Rexnord Asia Pacific Pte. Ltd.	Singapore
Rexnord South Africa Pty	South Africa
CENTA Nordic AB	Sweden
Homestad AB	Sweden
Rexnord Middle East FZE	UAE
Autogard Holdings Limited	UK
British Autogard Limited	UK
CENTA Transmissions Ltd.	UK
Fontaine Holdings Limited	UK
Fontaine UK Ltd.	UK
Micro Precision Gear Technology Limited	UK
Rexnord Industries (UK) Limited	UK
Falk de Venezuela, SA	Venezuela